                                                                      Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the quarterly report of Argo-Tech Corporation (the "Company") on Form 10-Q for the quarter ended July 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date:  September 10, 2004

                                 By: /s/ Michael S. Lipscomb
                                         --------------------------------
                                         Michael S. Lipscomb
                                         Chief Executive Officer

                                 By: /s/ Frances S. St. Clair
                                         -------------------------------
                                         Frances S. St. Clair
                                         Chief Financial Officer

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